UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2016 (June 2, 2016)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2016 Annual Meeting of Stockholders was held on June 2, 2016 (the “Annual Meeting”). A total of 16,105,497 shares were present or represented by proxy at the Annual Meeting. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the votes of the stockholders were as follows:

Matter 1.	The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Christopher D. Maher	13,811,472	433,097	1,860,928
Donald E. McLaughlin	13,749,502	495,067	1,860,928
John E. Walsh	13,727,256	517,313	1,860,928

Matter 2.	Approval of the performance goals under the OceanFirst Financial Corp. 2011 Cash Incentive Compensation Plan.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
13,884,048	260,673	99,848	1,860,928

Matter 3.	An advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
9,204,209	4,855,933	184,427	1,860,928

Matter 4.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
15,891,739	180,107	33,651	0

ITEM 8.01 OTHER EVENTS

On June 2, 2016, the Registrant issued a press release announcing plans to transition its Chairman of the Board of Directors. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1 Press release announcing transition of Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: June 3, 2016

Exhibit Index

Exhibit	Description

99.1	Press release announcing transition of Chairman of the Board of Directors.